As filed with the Securities and Exchange Commission on March 6, 2009
Registration No. 333-124470

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	870299034 (I.R.S. Employer Identification No.)

50 Cobham Drive Orchard Park, New York (Address of Principal Executive Offices)	14127-4121 (Zip Code)
Minrad International, Inc. 2004 Stock Option Plan
Minrad International, Inc. 2005 Director Compensation Plan
(Full titles of the plans)

David DiGiacinto
Chief Executive Officer
Minrad International, Inc.
50 Cobham Drive
Orchard Park, New York 14127-4121
(Name and address of agent for service)
(716) 855-1068
(Telephone number, including area code, of agent for service)
Copy to:
L. Hunter Rost, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer ☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     On February 27, 2009, Minrad International, Inc. (the “Company”) completed the previously announced transaction with Piramal Healthcare, Inc. All shares of the common stock of the Company are now held by a subsidiary of Piramal Healthcare, Inc. As a consequence, the Company has terminated all offerings of its securities under its existing registration statements, including this Registration Statement. This amendment is filed to deregister and remove all shares of common stock registered under this Registration Statement that remain unsold and untransferred.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orchard Park, State of New York, on March 6, 2009.

MINRAD INTERNATIONAL, INC.
By:	/s/ David DiGiacinto
David DiGiacinto
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Charles Trego, Jr. Charles Trego, Jr.	Executive Vice President and Chief Financial Officer	March 6, 2009
/s/ Murari Rajan Murari Rajan	Director	March 6, 2009
/s/ Rajesh Laddha Rajesh Laddha	Director	March 6, 2009
/s/ Vijay Sharma Vijay Sharma	Director	March 6, 2009

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